Exhibit 23(i)

                            T.C. EDWARDS & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                   Since 1902

THE BOARD OF DIRECTORS OF THE BOSTON BANCORP:

     We consent to incorporation by reference to the Registration Statement on Form S-8 (No. 33-12041) of The Boston Bancorp of the report dated January 2, 1996, relating to the consolidated statements of financial condition of The Boston Bancorp and Subsidiaries at October 31, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended October 31, 1994 and 1993, which report appears in The Boston Bancorp's annual report to Stockholders for the year ended October 31, 1995, and which is incorporated by reference in The Boston Bancorp Form 10-K for the fiscal year ended October 31, 1995.

/s/ T.C. Edwards & Co., P.C.

Woburn, Massachusetts
January 25, 1996


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